UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 5, 2008

1st Home Buy & Sell, Ltd.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-52936	Applied For
(Commission File Number)	(IRS Employer Identification No.)

2300 W. Sahara Ave., Suite 800 Las Vegas, NV 89102
 (Address of Principal Executive Offices) (Zip Code)

(702) 357-8867
 (Registrant's Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

    ☐    Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

    ☐    Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

    ☐    Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 2 - Financial Information

Item 2.01                       Completion of Acquisition or Disposition of Assets.

On September 5, 2008, 1st Home Buy & Sell Ltd. (the “Company”) entered into a Split-Off Agreement (the “Agreement”) with Steve Neil (“Mr. Neil”) whereby, effective August 31, 2008, Mr. Neil acquired 233 shares of the common stock of Pacific Coast Development Corp., a British Columbia corporation (“Pacific Coast Development”), the Company’s operating subsidiary, for 300,000 shares of the Company’s common stock. Further, the Company has agreed to cancel all outstanding debts and liabilities owed to the Company by Pacific Coast Development.

The preceding discussion of the material terms of the Agreement is qualified in its entirety by reference to the entire text of the Agreement, filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by this reference.

Item 9.01	Financial Statements and Exhibits.

     (d)                           Exhibits

Exhibit No.	Description
10.1	Split-Off Agreement, dated September 5, 2008, between 1st Home Buy & Sell, Ltd. and Pacific Coast Development Corp.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 9, 2008
1st Home Buy & Sell, Ltd.

	By:	/s/ Martha Jimenez
Martha Jimenez President & CEO